Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-269296

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated December 17, 2024

Pricing Supplement No. [ ] dated [ ], 2024

(To WFS Product Supplement No. 3 dated February 24, 2023,

Prospectus Supplement dated February 13, 2023

and Prospectus dated February 13, 2023)

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Equity Linked Securities
Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

■  Linked to a weighted basket comprised of the Class A common stock of Alphabet Inc. (16.666% weighting), the common stock of Apple Inc. (16.666% weighting), the common stock of Amazon.com, Inc. (16.666% weighting), the Class A common stock of Meta Platforms, Inc. (formerly Facebook, Inc.) (16.666% weighting), the common stock of Microsoft Corporation (16.666% weighting) and the common stock of NVIDIA Corporation (16.67% weighting) (each referred to as a “basket component”)

■  Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount to be paid at maturity, will depend, in each case, on the performance of the basket

■ Automatic Call.  If the basket closing level on the call date is greater than or equal to the starting level, the securities will be automatically called for the face amount plus a call premium of at least 10.00% of the face amount (to be determined on the pricing date)

■ Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the basket from the starting level to the ending level. The maturity payment amount will reflect the following terms:

▪     If the level of the basket increases, you will receive the face amount plus a positive return equal to 125% of the percentage increase in the level of the basket from the starting level

▪     If the level of the basket remains flat or decreases, but the decrease is not more than the threshold amount of 30%, you will receive the face amount

▪     If the level of the basket decreases by more than the threshold amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the basket

■  Investors may lose up to 100% of the face amount

■  If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the basket closing level on the call date significantly exceeds the starting level. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of the basket at the upside participation rate.

■  All payments on the securities are subject to credit risk, and you will have no ability to pursue the issuer of any basket component (each referred to as a “basket component issuer”) for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The estimated value of your securities at the time the terms of your securities are set on the pricing date is expected to be between $925 and $955 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your securities, if it makes a market in the securities, see page PS-8.

The securities have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-8.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Security	$1,000.00	up to $23.25	$976.75
Total

(1) See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-29.

(2) In addition to the 2.325%, GS&Co. may pay to selected securities dealers a fee of up to 0.30% of the face amount in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Terms of the Securities

Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measure:

A weighted basket (the “basket”) comprised of the following basket components (each referred to as a “basket component,” and collectively as the “basket components”). For each basket component, its current Bloomberg ticker, weighting percentage and initial basket component price are set forth below:

	Basket Component	Current Bloomberg Ticker	Weighting Percentage	Initial Basket Component Price
	The Class A common stock of Alphabet Inc.	GOOGL UW	16.666%	$
	The common stock of Apple Inc.	AAPL UW	16.666%	$
	The common stock of Amazon.com, Inc.	AMZN UW	16.666%	$
	The Class A common stock of Meta Platforms, Inc. (formerly Facebook, Inc.)	META UW	16.666%	$
	The common stock of Microsoft Corporation	MSFT UW	16.666%	$
	The common stock of NVIDIA Corporation	NVDA UW	16.67%	$
Pricing Date*:	December 30, 2024.
Original Issue Date*:	January 3, 2025.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Principal Amount:

Subject to redemption by the company as provided under “— Automatic Call” below, on the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to the maturity payment amount.

Automatic Call:

If the basket closing level on the call date is greater than or equal to the starting level, the securities will be automatically called, and on the call settlement date the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to $1,000 plus the call premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the basket closing level on the call date significantly exceeds the starting level. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of the basket at the upside participation rate.

If the securities are automatically called, they will cease to be outstanding on the call settlement date and you will have no further rights under the securities after the call settlement date. You will not receive any notice from us if the securities are automatically called.

Maturity Payment Amount:

If the securities are not automatically called on the call date, on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending level is greater than the starting level: $1,000 plus:

$1,000 × basket return × upside participation rate;

• if the ending level is less than or equal to the starting level but greater than or equal to the threshold level: $1,000; or

• if the ending level is less than the threshold level:

 $1,000 + ($1,000 × basket return)

If the securities are not automatically called and the ending level is less than the threshold level, you will have 1-to-1 downside exposure to the decrease in the level of the basket and will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

Starting Level:	100.
Basket Closing Level:

On the call date or the calculation day, the “basket closing level” will be the product of (i) 100 times (ii) the sum of (a) 1 plus (b) the sum of the products, as calculated for each basket component, of: (1) its basket component return on such day multiplied by (2) its weighting percentage.

Ending Level:	The “ending level” will be basket closing level on the calculation day.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Upside Participation Rate:	125.00%.
Basket Return:	The “basket return” is the percentage change from the starting level to the ending level, measured as follows: ending level – starting level starting level
Initial Basket Component Price:	With respect to a basket component, the stock closing price of such basket component on the pricing date, as set forth under “— Market Measure” above
Basket Component Return:

For the call date or the calculation day, the “basket component return” with respect to a basket component is the percentage change from its initial basket component price to its stock closing price on that day, measured as follows:

stock closing price on such day – initial basket component price initial basket component price

Stock Closing Price:

With respect to each basket component, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Call Date*:	January 5, 2026, subject to postponement.
Call Premium:	At least 10.00% of the face amount (at least $100.00 per security) (to be determined on the pricing date)
Call Settlement Date:	Three business days after the call date (as the call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Calculation Day*:	December 30, 2026, subject to postponement.
Stated Maturity Date*:	January 5, 2027, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Threshold Level:	70% of the starting level.
Threshold Amount:	30%.
Market Disruption Events and Postponement Provisions:

The call date and the calculation day are each subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the call settlement date and the stated maturity date will be postponed if the call date or the calculation day, as applicable, is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the call date, the calculation day, the call settlement date and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, the call date is a “calculation day” and the call settlement date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)
Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”

Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40058G5X5

____________________

* To the extent that we make any change to the expected pricing date or expected original issue date, the call date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with WFS product supplement no. 3 dated February 24, 2023, the prospectus supplement dated February 13, 2023 and the prospectus dated February 13, 2023 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• WFS Product Supplement No. 3 dated February 24, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000156459023002399/gs-424b2.htm

• Prospectus Supplement dated February 13, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000119312523036241/d407224d424b2.htm

• Prospectus dated February 13, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000119312523036147/d457531d424b2.htm

Please note that, for purposes of this pricing supplement, references in the accompanying product supplement to “underlying stock” and “underlying stock issuer” shall be deemed to refer to “basket component” and “basket component issuer”, respectively”.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $925 and $955 per $1,000 face amount, which is less than the original offering price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $ per $1,000 face amount).

Prior to , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through ). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪
seek the potential for a fixed return if the basket has appreciated at all as of the call date in lieu of 125% leveraged participation in any potential appreciation of the basket;
▪
if the securities are not automatically called prior to maturity, seek exposure to any upside performance of the basket by participating 125% in the percentage increase, if any, in the level of the basket from the starting level to the ending level;
▪
are willing to accept the risk that, if the basket closing level is less than the starting level on the call date and on the calculation day, they will not receive any positive return on their investment in the securities;
▪
are willing to accept the risk that, if the securities are not automatically called and the ending level is less than the starting level by more than the threshold amount, they will lose more than 30%, and possibly all, of the face amount per security at maturity;
▪
understand that the term of the securities may be reduced;
▪
are willing to forgo interest payments on the securities and dividends on the basket components; and
▪
are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

▪
seek a liquid investment or are unable or unwilling to hold the securities to maturity;
▪
seek certainty of receiving a positive return on their investment;
▪
require full payment of the face amount of the securities at stated maturity;
▪
believe that the basket closing level will be less than the starting level on the call date and the calculation day;
▪
seek a security with a fixed term;
▪
are unwilling to accept the risk that, if the basket closing level is less than the starting level on the call date and the calculation day, they will not receive any positive return on their investment in the securities;
▪
are unwilling to accept the risk that the ending level of the basket may decrease from the starting level by more than the threshold amount, in which case, they will lose more than 30%, and possibly all, of the face amount at maturity;
▪
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
▪
seek current income;
▪
are unwilling to accept the risk of exposure to the basket components;
▪
seek exposure to the basket but are unwilling to accept the risk/return trade-offs inherent in the terms of the securities;
▪
are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. to obtain exposure to the basket generally, or to the exposure to the basket that the securities provide specifically; or
▪
prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the basket components, please see the sections titled “Alphabet Inc.”, “Apple Inc.”, “Amazon.com, Inc.”, “Meta Platforms, Inc. (formerly Facebook, Inc.)”, “Microsoft Corporation” and “NVIDIA Corporation” below.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on the call date for the call premium will each be determined based on the basket closing level on the call date as follows:

If the securities have not been automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Is the ending level greater than the starting level?
Yes
You will receive per security: $1,000 *plus*:
$1,000 × basket return × upside participation rate
No
Is the ending level greater than or equal to the threshold level?
Yes
You will receive per security: $1,000
No
You will receive per security:
$1,000 + ($1,000 × basket return)
In this case, you will lose more than 30%, and possibly all, of the face amount of your securities at maturity

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Selected Risk Considerations

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Risk Factors” in the accompanying WFS product supplement no. 3. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying WFS product supplement no. 3. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the basket components. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Securities.

The original offering price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the securities. See “Risk Factors — Your Securities May Not Have an Active Trading Market” in the accompanying product supplement.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the return on the securities will be based on the performance of the basket components, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Call Premium You Will Receive on the Call Settlement Date If Your Securities Are Automatically Called and the Amount You Will Receive on the Stated Maturity Date If Your Securities Are Not Automatically Called Is Not Linked to the Basket Closing Level at Any Time Other Than on the Call Date or the Calculation Day, as the Case May Be.

Your securities will not be automatically called, and you will not receive the call premium on the call settlement date, unless the basket closing level on the call date is greater than or equal to the starting level. Therefore, the basket closing level on dates other than the call date will have no effect on whether your securities are automatically called. In addition, if your securities are not automatically called, the maturity payment amount you will receive on the stated maturity date will be based on the basket closing level on the calculation day. Therefore, if the basket closing level dropped precipitously on the calculation day, the maturity payment amount for your securities may be significantly less than it would have been had the maturity payment amount been linked to the basket closing level prior to such drop. Although the actual basket closing level on the call settlement date, the stated maturity date or at other times during the life of your securities may be higher than the basket closing level on the call date or the calculation day, you will not benefit from the basket closing levels at any time other than on the call date or the calculation day.

You May Lose Your Entire Investment in the Securities.

You can lose your entire investment in the securities. Assuming your securities are not automatically called, the cash payment on your securities, if any, on the stated maturity date will be based on the performance of a weighted basket, comprised of the basket components, as measured from the starting level of 100 to the basket closing level on the calculation day. If the ending level is less than the threshold level, you will have full downside exposure to the decrease in the level of the basket from the starting level, and you will lose 1% of the face amount of your securities for every 1% that the ending level is less than the starting level. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to the call settlement date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Return on Your Securities May Change Significantly Despite Only a Small Change in the Level of the Basket.

If the ending level is less than the threshold level, you will receive less than the face amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a decrease in the ending level to the threshold level will not result in a loss of principal on the securities, a decrease in the ending level to less than the threshold level will result in a loss of a significant portion of the face amount of the securities despite only a small change in the level of the basket.

The Amount You Will Receive on the Call Settlement Date Will Be Capped Due to the Call Premium.

Regardless of the basket closing level on the call date, the amount in cash you may receive on the call settlement date is capped. Even if the basket closing level on the call date exceeds the starting level, causing the securities to be automatically called, the amount in cash payable on the call settlement date will be capped, and you will not benefit from any increase in the basket closing level above the starting level on the call date. If your securities are automatically called on the call date, the maximum payment you will receive for each $1,000 face amount of your securities will be at least $1,100.00.

Your Securities Are Subject to Automatic Redemption.

We will automatically call and redeem all, but not part, of your securities on the call settlement date if the basket closing level on the call date is greater than or equal to the starting level. Therefore, the term for your securities may be reduced. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

Your Securities Do Not Bear Interest.

You will not receive any interest payments on your securities. As a result, even if the maturity payment amount payable for your securities on the stated maturity date exceeds the face amount of your securities, the overall return you earn on your securities may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

The Lower Performance of One Basket Component May Offset an Increase in the Other Basket Components.

Declines in the price of one basket component may offset increases in the price of the other basket components. As a result, any return on the basket — and thus on your securities — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your securities at maturity.

We Will Not Hold Shares of the Basket Components for Your Benefit.

The indenture governing your security does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of the basket components acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the basket components for your benefit in order to enable you to exchange your security for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of the basket components owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Have No Shareholder Rights or Rights to Receive Any Basket Component.

Investing in your securities will not make you a holder of any of the basket components. Neither you nor any other holder or owner of your securities will have any rights with respect to the basket components, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the basket components or any other rights of a holder of any shares of those basket components. Your securities will be paid in cash and you will have no right to receive delivery of any shares of the basket components.

The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors.

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose and are able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your securities, including:

●
the prices of the basket components;
●
the volatility — i.e., the frequency and magnitude of changes — in the prices of the basket components;
●
the dividend rates of the basket components;
●
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segments of which the basket components are a part, and which may affect the prices of the basket components;
●
interest rates and yield rates in the market;
●
the time remaining until your securities mature; and
●
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market-making transaction. If you sell your securities before maturity, you may receive less than the face amount of your securities or less than you would have received had you held your securities to maturity.

You cannot predict the future prices of the basket components based on their historical fluctuations. The actual prices of the basket components over the life of the securities may bear little or no relation to their historical closing prices or to the hypothetical examples shown elsewhere in this pricing supplement.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered securities with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered securities.

The Tax Consequences of an Investment in Your Securities Are Uncertain.

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Considerations — United States Holders — Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Considerations” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual initial basket component price. The hypothetical initial basket component price of $100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial basket component price of any basket component. The actual initial basket component price for each basket component will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the basket components, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Upside Participation Rate:	125.00%
Hypothetical Call Premium:	10.00% of the face amount or $100.00 per security (the lowest possible call premium that may be determined on the pricing date)
Hypothetical Initial Basket Component Price:	For each basket component, $100.00
Starting Level:	100.00
Threshold Level:	70.00 (70% of the starting level)
Threshold Amount:	30%

Hypothetical Payout Profile

150%
100%
50%
0%
-50%
-100%
Security Return
Call Date (Call Premium: 10%)
30% Buffer
Hypothetical Maturity Payment Amount
Basket Return
Call Date Payment Amount
-100%
-50%
-30%
0%
50%
100%
Hypothetical underlying stock return of the lowest performing underlying stock on the calculation day

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Hypothetical Returns

If the securities are automatically called:

If your securities are automatically called on the call date (i.e., on the call date the basket closing level is greater than or equal to the starting level), on the call settlement date you will receive the face amount of your securities plus the call premium, resulting in a hypothetical pre-tax total rate of return of 10.00%.

If the securities are not automatically called:

If your securities are not automatically called on the call date (i.e., on the call date the basket closing level is less than the starting level), on the stated maturity date you will receive the maturity payment amount, as illustrated in the table below.

Hypothetical ending level	Hypothetical basket return (1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
200.00	100.00%	$2,250.00	125.00%
175.00	75.00%	$1,937.50	93.75%
150.00	50.00%	$1,625.00	62.50%
125.00	25.00%	$1,312.50	31.25%
110.00	10.00%	$1,125.00	12.50%
100.00	0.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
70.00	-30.00%	$1,000.00	0.00%
69.99	-30.01%	$699.90	-30.01%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1) The basket return is equal to the percentage change from the starting level to the ending level (i.e., the ending level minus starting level, divided by starting level).

(2) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The basket closing level on the call date is greater than the starting level, and the securities are automatically called on the call date:

	Class A Common Stock of Alphabet Inc.	Common Stock of Apple Inc.	Common Stock of Amazon.com, Inc.	Class A Common Stock of Meta Platforms, Inc.	Common Stock of Microsoft Corporation	Common Stock of NVIDIA Corporation
Hypothetical initial basket component price:	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on the call date:	$120.00	$125.00	$130.00	$110.00	$115.00	$135.00
Hypothetical basket component return on the call date:	20.00%	25.00%	30.00%	10.00%	15.00%	35.00%

Based on the hypothetical basket component returns set forth above, the hypothetical basket closing level on the call date would equal:

100 × [1 + (20.00% × 16.666%) + (25.00% × 16.666%) + (30.00% × 16.666%) + (10.00% × 16.666%) + (15.00% × 16.666%)

+ (35.00% × 16.67%)] = 122.50

Because the hypothetical basket closing level on the call date is greater than the starting level, the securities are automatically called on the call date and you will receive on the call settlement date the face amount of your securities plus a call premium of 10.00% of the face amount. Even though the basket appreciated by 22.50% from the starting level to the basket closing level on the call date in this example, your return is limited to the call premium of 10.00%.

On the call settlement date, you would receive $1,100.00 per security.

Example 2. The securities are not automatically called. The ending level is greater than the starting level and the maturity payment amount is greater than the face amount:

	Class A Common Stock of Alphabet Inc.	Common Stock of Apple Inc.	Common Stock of Amazon.com, Inc.	Class A Common Stock of Meta Platforms, Inc.	Common Stock of Microsoft Corporation	Common Stock of NVIDIA Corporation
Hypothetical initial basket component price:	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on the calculation day:	$115.00	$110.00	$105.00	$120.00	$110.00	$115.00
Hypothetical basket component return on the calculation day:	15.00%	10.00%	5.00%	20.00%	10.00%	15.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (15.00% × 16.666%) + (10.00% × 16.666%) + (5.00% × 16.666%) + (20.00% × 16.666%) + (10.00% × 16.666%) + (15.00% × 16.67%)] = 112.50

The securities are not automatically called on the call date. Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to:

$1,000 × basket return × upside participation rate

$1,000 × 12.50% × 125.00%

= $156.25

On the stated maturity date, you would receive $1,156.25 per security.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Example 3. The securities are not automatically called. The ending level is less than the starting level but greater than the threshold level and the maturity payment amount is equal to the face amount:

	Class A Common Stock of Alphabet Inc.	Common Stock of Apple Inc.	Common Stock of Amazon.com, Inc.	Class A Common Stock of Meta Platforms, Inc.	Common Stock of Microsoft Corporation	Common Stock of NVIDIA Corporation
Hypothetical initial basket component price:	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on the calculation day:	$101.00	$70.00	$103.00	$102.00	$103.00	$102.00
Hypothetical basket component return on the calculation day:	1.00%	-30.00%	3.00%	2.00%	3.00%	2.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (1.00% × 16.666%) + (-30.00% × 16.666%) + (3.00% × 16.666%) + (2.00% × 16.666%) + (3.00% × 16.666%) + (2.00% × 16.67%)] = 96.834

The securities are not automatically called on the call date. Because the hypothetical ending level is less than the starting level, but not by more than the threshold amount, the maturity payment amount per security would equal the face amount.

On the stated maturity date, you would receive $1,000.00 per security.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Example 4. The securities are not automatically called. The ending level is less than the threshold level and the maturity payment amount is less than the face amount:

	Class A Common Stock of Alphabet Inc.	Common Stock of Apple Inc.	Common Stock of Amazon.com, Inc.	Class A Common Stock of Meta Platforms, Inc.	Common Stock of Microsoft Corporation	Common Stock of NVIDIA Corporation
Hypothetical initial basket component price:	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on the calculation day:	$30.00	$25.00	$20.00	$100.00	$101.00	$101.00
Hypothetical basket component return on the calculation day:	-70.00%	-75.00%	-80.00%	0.00%	1.00%	1.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-70.00% × 16.666%) + (-75.00% × 16.666%) + (-80.00% × 16.666%) + (0.00% × 16.666%) + (1.00% × 16.666%) + (1.00% × 16.67%)] = 62.835

In this example, the hypothetical stock closing prices of the Class A common stock of Alphabet Inc., the common stock of Apple Inc. and the common stock of Amazon.com, Inc. on the calculation day are less than their applicable initial basket component prices, while the hypothetical stock closing price of the Class A common stock of Meta Platforms, Inc. on the calculation day is equal to its initial basket component price and the hypothetical stock closing prices of the common stock of Microsoft Corporation and the common stock of NVIDIA Corporation on the calculation day are greater than their applicable initial basket component prices.

In this example, the large declines in the Class A common stock of Alphabet Inc., the common stock of Apple Inc. and the common stock of Amazon.com, Inc. results in the hypothetical ending level being less than the threshold level even though the Class A common stock of Meta Platforms, Inc. remained flat and the common stock of Microsoft Corporation and the common stock of NVIDIA Corporation increased.

The securities are not automatically called on the call date. Because the hypothetical ending level is less than the starting level by more than the threshold amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × basket return)

$1,000 + ($1,000 × -37.165%)

= $628.35

On the stated maturity date, you would receive $628.35 per security.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Information About the Basket Components

Where Information About the Basket Component Issuers Can Be Obtained

The basket components are registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by the basket component issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov.

Information about the basket component issuers may also be obtained from other sources such as press releases, newspaper articles and other publicly available documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the basket component issuers with the SEC.

We Obtained the Information About the Basket Component Issuers From the Basket Component Issuers’ Public Filings

This pricing supplement relates only to your security and does not relate to the basket components or other securities of the basket component issuers. We have derived all information about the basket component issuers in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket component issuers in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement - including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket components - have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket component issuers could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket components.

We or any of our affiliates may currently or from time to time engage in business with the basket component issuers, including making loans to or equity investments in the basket component issuers or providing advisory services to the basket component issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the basket component issuers and, in addition, one or more of our affiliates may publish research reports about the basket component issuers. As an investor in a security, you should undertake such independent investigation of the basket component issuers as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Alphabet Inc.

According to publicly available information, Alphabet Inc. is a collection of businesses — the largest of which is Google. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37580.

Historical Information

The closing price of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the prices of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the basket component from January 1, 2019 through December 13, 2024, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices in the graph below from Bloomberg Financial Services, without independent verification. The daily historical closing prices for Alphabet Inc. in the graph below have been adjusted for a 20-for-1 stock split that became effective before the market open on July 15, 2022.

Historical Performance of Alphabet Inc.- Class A

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Apple Inc.

According to publicly available information, Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. Information filed with the SEC by the basket component issuer under the Exchange Act can be located by referencing its SEC file number 001-36743.

Historical Information

The closing price of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the prices of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the basket component from January 1, 2019 through December 13, 2024, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices in the graph below from Bloomberg Financial Services, without independent verification. The daily historical closing prices for Apple Inc. in the graph below have been adjusted for a 4-for-1 stock split that became effective before the market open on August 31, 2020.

Historical Performance of Apple Inc.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc. is an e-commerce company. Information filed with the SEC by the underlier issuer under the Exchange Act can be located by referencing its SEC file number 000-22513.

Historical Information

The closing price of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the prices of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the basket component from January 1, 2019 through December 13, 2024, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices in the graph below from Bloomberg Financial Services, without independent verification. The daily historical closing prices for Amazon.com, Inc. in the graph below have been adjusted for a 20-for-1 stock split that became effective before the market open on June 6, 2022.

Historical Performance of Amazon.com, Inc.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Meta Platforms, Inc. (formerly Facebook, Inc.)

According to publicly available information, Meta Platforms, Inc. (formerly Facebook, Inc.) builds products that enable people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets, and wearables. On June 9, 2022, Meta Platforms, Inc. began trading under the ticker symbol “META” on the Nasdaq Global Select Market. Prior to June 9, 2022, Meta Platforms, Inc. traded under the ticker symbol “FB”. Information filed with the SEC by the basket component issuer under the Exchange Act can be located by referencing its SEC file number 001-35551.

Historical Information

The closing price of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the prices of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the basket component from January 1, 2019 through December 13, 2024, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of Meta Platforms, Inc. (formerly Facebook, Inc.)

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Microsoft Corporation

According to publicly available information, Microsoft Corporation is a technology company. Information filed with the SEC by the basket component issuer under the Exchange Act can be located by referencing its SEC file number 001-37845.

Historical Information

The closing price of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the prices of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the basket component from January 1, 2019 through December 13, 2024, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of Microsoft Corporation

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

NVIDIA Corporation

According to publicly available information, NVIDIA Corporation is a full-stack computing infrastructure company with data-center-scale offerings. Information filed with the SEC by the basket component issuer under the Exchange Act can be located by referencing its SEC file number 000-23985.

Historical Information

The closing price of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the prices of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the basket component from January 1, 2019 through December 13, 2024, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices in the graph below from Bloomberg Financial Services, without independent verification. The daily historical closing prices for NVIDIA Corporation in the graph below have been adjusted for a 4-for-1 stock split that became effective before the market open on July 20, 2021 and a 10-for-1 stock split that became effective before the market open on June 10, 2024.

Historical Performance of NVIDIA Corporation

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Hypothetical Historical Closing Levels of the Basket

The following graph is based on the basket levels for the period from January 1, 2019 through December 13, 2024 assuming that the basket level was 100 on January 1, 2019. We derived the basket levels based on the method to calculate the basket level as described in this pricing supplement and on actual closing prices of the relevant basket components on the relevant date. The basket level has been normalized such that its hypothetical level on January 1, 2019 was 100. As noted in this pricing supplement, the starting level will be set at 100 on the pricing date. The basket levels can increase or decrease due to changes in the prices of the basket components.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

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a dealer in securities or currencies;
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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
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a bank;
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a life insurance company;
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a tax exempt organization;
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a partnership;
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a regulated investment company;
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an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
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a person that owns a security as a hedge or that is hedged against interest rate risks;
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a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
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a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your securities and you are:

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a citizen or resident of the United States;
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a domestic corporation;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. By purchasing the securities you agree— in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the basket components that are treated as “open transactions”. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.

Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

We will not attempt to ascertain whether any basket component issuer would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If any basket component issuer were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States holder. You should refer to information filed with the SEC with respect to any basket component issuer and consult your tax advisor regarding the possible consequences to you, if any, if any basket component issuer is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your securities could be treated in the manner described above under “Tax Treatment”, except that any gain or loss that you recognize at maturity or upon redemption would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of instruments such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
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a foreign corporation; or
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an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we or our agents, including WFS, will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisor in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

We will not attempt to ascertain whether any basket component issuer would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If any basket component issuer were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a non-United States holder. You should refer to information filed with the SEC with respect to any basket component issuer and consult your tax advisor regarding the possible consequences to you, if any, if any basket component issuer is or becomes a USRPHC.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the basket components during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we or our agents, including WFS, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Under current law, while the matter is not entirely clear, individual non-United States holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 5, 2027

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-41 of the accompanying product supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive the underwriting discount of up to 2.325% of the aggregate face amount of the securities sold (up to $23.25 per $1,000 face amount of securities). The agent may resell the securities to Wells Fargo Advisors (“WFA”) at the original offering price of the securities less a concession of 1.75% of the aggregate face amount of the securities ($17.50 per $1,000 face amount of securities). In addition to the selling concession received by WFA, WFS advises that WFA may also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a security WFA sells ($0.75 per $1,000 face amount of securities). In addition, in respect of certain securities sold in this offering, GS&Co. may pay a fee of up to 0.30% of the aggregate face amount of the securities sold (up to $3.00 per $1,000 face amount of securities) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We will deliver the securities against payment therefor in New York, New York on the original issue date set forth on the cover page of this pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

For information related to hedging activities, see “Risk Factors—Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the securities. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.